THIRD AMENDMENT TO AMENDED AND RESTATED

SENIOR LENDING AGREEMENT

This THIRD AMENDMENT (“Third Amendment”) is dated as of the 1st day of January, 2009, to that certain Amended and Restated Senior Lending Agreement (the “Senior Lending Agreement”) dated as of May 31, 2007, by and between Pioneer Financial Services, Inc., Pioneer Military Lending of Nevada, LLC, Pioneer Military Lending of Georgia, LLC, Military Acceptance Corporation, Inc., and Pioneer Funding, Inc., (all collectively as the “Borrowers” and each individually as a “Borrower”); UMB Bank, N.A., Arvest Bank, Commerce Bank, N.A., First Banks, First National Bank of Kansas, Texas Capital Bank, N.A., Bank of Oklahoma, N.A., JP Morgan Chase Bank , N.A., Southwest Bank of St. Louis, BancFirst and SolutionsBank (all collectively as the “Banks” and each individually as a “Bank”).

WHEREAS, the Borrowers and the Banks have previously amended the before-described Senior Lending Agreement by a certain Amendment No. 1 dated August 14, 2007 and Amendment No. 2 dated October 18, 2007 (the “Previous Amendments”) for the purpose of adding BancFirst and SolutionsBank, respectively, as parties and “Banks” as defined in the Senior Lending Agreement; and

WHEREAS, since the Senior Lending Agreement was first executed the following corporate changes have occurred for operational and tax efficiency reasons with respect to certain of the original Borrower parties:

(i)	Military Acceptance Corporation of Nevada , Inc. merged with and into Military Acceptance Corporation, Inc.
(ii)	Pioneer Military Lending of Nevada, Inc. was converted into a limited liability company under the name Pioneer Military Lending of Nevada, LLC and it is now a subsidiary of Pioneer Funding, Inc.
(iii)	Pioneer Military Lending of Georgia, Inc. was converted into a limited liability company under the name Pioneer Military Lending of Georgia, LLC and it is now a subsidiary of Pioneer Funding, Inc.
(iv)	Pioneer Military Lending, Inc. merged with and into Pioneer Funding, Inc.; and
(v)	Pioneer Services Lending, Inc. was dissolved; and

WHEREAS, the Borrowers and the Banks now desire to amend the before-described Senior Lending Agreement for the purpose of modifying interest rate and fee provisions and to correctly reflect all of the current Banks and Borrowers who are now parties to the Senior Lending Agreement; and

WHEREAS, the Borrowers and the Banks desire to so amend such Senior Lending Agreement, as amended by the Previous Amendments, by execution of this Third Amendment.

NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.         Section 3 of Article III of such Senior Lending Agreement is hereby amended in its entirety to read as follows:

“3.       Note Pricing. All Revolving Grid Notes shall bear interest per annum at the prime rate of interest as reported from time to time under Money Rates in The Wall Street Journal, adjusted daily; provided, however, notwithstanding the foregoing, the minimum interest rate per annum shall at all times be not less than Five Percent (5.00%), and, provided, further, that the Borrowers shall have the right from time to time to increase such rate of interest in response to changing market conditions so long as the rate of interest on all existing Senior Debt which is payable to any Bank and which is evidenced by a Revolving Grid Note also is increased to such new rate.

All Amortizing Notes shall bear interest per annum at a rate, calculated by reference to data obtained from Bloomberg (or in the event Bloomberg is unavailable for any reason, an equivalent data service recommended by the Borrowers which is acceptable to the Required Banks), equal to the ninety (90) day moving average rate of Treasury Notes with maturities specified at the time of the extension of credit plus 270 basis points; provided, however, notwithstanding the foregoing, the minimum interest rate per annum shall at all times be not less than Six and One Quarter Percent (6.25%), and, provided, further, that the Borrowers shall have the right from time to time to increase the number of basis points in response to changing market conditions so long as no increase in the number of basis points is agreed upon within thirty (30) days following an extension of credit pursuant hereto by any Bank which is evidenced by an Amortizing Note bearing an interest rate calculated using a lower number of basis points.

All Single Pay Term Notes shall bear interest per annum at such rate as may be agreed upon between the Borrowers and the Banks extending credit to be evidenced by a Single Pay Term Note.”

2.         The numerical designation of Sections 5 and 6 of Article III are hereby changed to Sections 6 and 7, respectively.

3.	A new Section 5 of Article III is hereby added to such Senior Lending Agreement:

“5.       Uncommitted Availability Fee. Notwithstanding any other provision of this Agreement to the contrary, the Borrowers shall pay to each Bank that has extended credit to Borrowers on each Amortizing Note presented by Borrower to Bank during the prior calendar quarter, a fee (the “Uncommitted Availability Fee”) payable on a quarterly basis within thirty (30) calendar days after the last Business Day of each calendar quarter in an amount equal to ten basis points (.10%) multiplied by the average, aggregate outstanding principal amount of all Amortizing Notes held by such Bank outstanding at any time during the immediately preceding calendar quarter; provided, however, that if a Bank notifies the Borrowers that it will no longer extend new credit to the Borrowers under any of the before-described Amortizing Notes, then an Uncommitted Availability Fee will no longer be payable to such Bank for any period unless and until during a complete calendar quarter such Bank has again extended new credit on all the Amortizing Notes presented by Borrowers to such Bank at which time such Uncommitted Availability Fee will again be payable, pursuant to the terms hereof, for and after the calendar quarter during which such new credit was extended.”

4.         Exhibit H to the Senior Lending Agreement is hereby amended in its entirety in the form attached hereto as Exhibit H.

5.         All terms and conditions of such Senior Lending Agreement not expressly modified hereby shall remain in full force and effect as if this Third Amendment to Amended and Restated Senior Lending Agreement had not been executed and delivered.

IN WITNESS WHEREOF, the Banks who are parties hereto have executed this Third Amendment to Amended and Restated Senior Lending Agreement as of the day and year first above written.

FIRST NATIONAL BANK OF KANSAS			ARVEST BANK

By:	/s/ Thomas J. Butkus		By:	/s/ Cindy Nunley
	Name:	Thomas J. Butkus		Name:	Cindy Nunley
	Title:	Vice President		Title:	SVP

BANK OF OKLAHOMA, N.A.			JP MORGAN CHASE BANK, N.A.

By:	/s/ Laura Christofferson		By:	/s/ Alison E. Taylor
	Name:	Laura Christofferson		Name:	Alison E. Taylor
	Title:	Senior Vice President of Commercial Banking		Title:	Senior Vice President

FIRST BANK			UMB BANK, N.A.

By:	/s/ Brenda J. Laux		By:	/s/ Douglas F. Page
	Name:	Brenda J. Laux		Name:	Douglas F. Page
	Title:	Executive Vice President		Title:	Executive Vice President

COMMERCE BANK, N.A.			SOUTHWEST BANK OF ST. LOUIS

By:	/s/ R. David Emlen, Jr.		By:	/s/ Robert W. Sellers
	Name:	R. David Emlen, Jr.		Name:	Robert W. Sellers
	Title:	Vice President		Title:	Senior Vice President

BANCFIRST			TEXAS CAPITAL BANK, N.A.

By:	/s/ Mark C. Demos		By:	/s/ Allton Reed
	Name:	Mark C. Demos		Name:	Allton Reed
	Title:	Senior Vice President		Title:	Executive Vice President

SOLUTIONSBANK

By:	/s/ Norm C. Messner
	Name:	Norm C. Messner
	Title:	EVP

IN WITNESS WHEREOF, the Borrowers who are parties hereto have executed this Third Amendment to Amended and Restated Senior Lending Agreement as of the day and year first above written.

PIONEER FINANCIAL SERVICES, INC.			MILITARY ACCEPTANCE CORPORATION, INC.

By:	/s/ Laura V. Stack		By:	/s/ Laura V. Stack
	Name:	Laura V. Stack		Name:	Laura V. Stack
	Title:	Treasurer		Title:	Secretary

PIONEER MILITARY LENDING OF NEVADA, LLC.			PIONEER FUNDING, INC.

By:	/s/ Laura V. Stack		By:	/s/ Laura V. Stack
	Name:	Laura V. Stack		Name:	Laura V. Stack
	Title:	Secretary		Title:	Secretary

PIONEER MILITARY LENDING OF GEORGIA, LLC

By:	/s/ Laura V. Stack
	Name:	Laura V. Stack
	Title:	Secretary

EXHIBIT H

QUARTERLY CERTIFICATE

FOR THE CALENDAR QUARTER ENDED: _____________________

1. EXECUTED REVOLVING GRID NOTES

Bank		Maximum Amount Authorized	Principal Amount Outstanding	Note Numbers
		$ __________	$ __________

2. EXECUTED AMORTIZING NOTES

Bank	Note No/Date	Original Principal Amount	Outstanding Principal Amount	Note Maturity Date
		$ __________	$ __________

3. AMORTIZING NOTES B UNFUNDED EXPECTED AVAILABILITY

Bank			Unfunded Amounts	Schedule
$ __________

4. EXECUTED SINGLE PAY TERM NOTES B UNFUNDED EXPECTED AVAILABILITY

Bank	Note No/Date	Principal Amount	Maturity Date	Amount of Unfunded Expected Availability
		$ __________		$ __________

5. UNCOMMITTED AVAILABILITY FEE CALCULATION

Bank	Average outstanding principal amount of all Notes during calendar quarter ended _________			Fee Payable
	$ __________		x _____% =	$ __________

This certificate is executed this __________ day of _________________, ______ pursuant to paragraphs III(6) and VIII(8) of that certain Amended and Restated Senior Lending Agreement dated as of May 31, 2007, as amended.

PIONEER FINANCIAL SERVICES, INC. a Missouri corporation for itself and certain Subsidiaries

By:
Name:
Title: